NEWS RELEASE
Lumen Technologies reports first quarter 2025 results

DENVER, May 1, 2025 — Lumen Technologies, Inc. (NYSE: LUMN) reported results for the first quarter ended March 31, 2025.

Q1 results highlight progress in key priorities; Drive Operational Excellence, Build the Backbone for AI, and Cloudify Telecom

•Key areas of focus showed strong growth in the quarter, such as North American Business Grow and Waves revenue.
•Continued momentum towards a stronger and cleaner balance sheet highlighted by the recent term loan refinancing.
•Signed an important partnership with Google to provide direct fiber access to Google cloud through Lumen’s metro-fiber.
•Adoption of NaaS ports and services deployed grew quarter over quarter, further strengthening our confidence in the opportunity of a consumption-based model.

"The team's focus on operational excellence delivered better than expected financial results this quarter," said Kate Johnson, president and CEO of Lumen. "We continue to expand our network capacity and utilization and create a growth engine with our Lumen Digital platform. As we transform, we will drive more innovation on top of our world-renowned fiber network, delivering greater value for our enterprise customers, shareholders, and employees."

First Quarter 2025 Highlights

•Reported Net Loss of $(201) million for the first quarter 2025, compared to reported Net Income of $57 million for the first quarter 2024,
•Reported diluted loss per share of $(0.20) for the first quarter 2025, compared to diluted earnings per share of $0.06 for the first quarter 2024. Excluding Special Items1, diluted loss per share was $(0.13) for the first quarter 2025, compared to $(0.04) diluted loss per share for the first quarter 2024
•Generated Adjusted EBITDA1 of $929 million for the first quarter 2025, compared to $977 million for the first quarter 2024, excluding the effects of Special Items of $99 million and $170 million, respectively
•Reported Net Cash Provided by Operating Activities of $1.095 billion for the first quarter 2025
•Generated Free Cash Flow1 of $354 million for the first quarter 2025, excluding cash paid for Special Items of $50 million, compared to Free Cash Flow of $518 million2 for the first quarter 2024, excluding cash paid for Specials Items of $129 million

1 Represents a non-GAAP measure as later defined under "Descriptions of Non-GAAP Metrics."
2 Includes the impact of $700 million in cash tax refund received in Q1 2024.

Financial Results

Metric, as reported	First Quarter
($ in millions, except per share data)	2025	2024
Large Enterprise	$737	765
Mid-Market Enterprise	513	577
Public Sector	483	421
North America Enterprise Channels	1,733	1,763
Wholesale	705	731
North America Business Revenue	2,438	2,494
International and Other	86	97
Business Segment Revenue	2,524	2,591
Mass Markets Segment Revenue	658	699
Total Revenue	$3,182	3,290
Cost of Services and Products	1,687	1,652
Selling, General and Administrative Expenses	675	823
Net loss on Sale of Business	—	22
Stock-based Compensation Expense	10	14
Net (Loss) Income	(201)	57
Net Loss, Excluding Special Items(1)(2)	(129)	(41)
Adjusted EBITDA(1)	830	807
Adjusted EBITDA, Excluding Special Items(1)(3)	929	977
Net (Loss) Income Margin	(6.3)%	1.7%
Net Loss Margin, Excluding Special Items(1)(2)	(4.1)%	(1.2)%
Adjusted EBITDA Margin(1)	26.1%	24.5%
Adjusted EBITDA Margin, Excluding Special Items(1)(3)	29.2%	29.7%
Net Cash Provided by Operating Activities	1,095	1,102
Capital Expenditures	791	713
Unlevered Cash Flow(1)	563	670
Unlevered Cash Flow, Excluding Cash Special Items(1)(4)	613	799
Free Cash Flow(1)	304	389
Free Cash Flow, Excluding Cash Special Items(1)(4)	354	518
Net (Loss) Earnings per Common Share - Diluted	$(0.20)	0.06
Net Loss per Common Share - Diluted, Excluding Special Items(1)(2)	$(0.13)	(0.04)
Weighted Average Shares Outstanding (in millions) - Diluted	991.3	986.3
(1) See the attached schedules for definitions of non-GAAP metrics and reconciliations to GAAP figures.
(2) Excludes Special Items (net of the income tax effect thereof) which (i) positively impacted this metric by $72 million, for the first quarter of 2025 and (ii) negatively impacted this metric by $(98) million for the first quarter of 2024.

(3) Excludes Special Items in the amounts of (i) $99 million for the first quarter of 2025 and (ii) $170 million for the first quarter of 2024.
(4) Excludes cash paid for Special Items in the net amounts of (i) $50 million for the first quarter of 2025 and (ii) $129 million for the first quarter of 2024.

Metrics(1)	First Quarter	Fourth Quarter	QoQ Percent	First Quarter	YoY Percent
($ in millions)	2025	2024	Change	2024	Change
Revenue By Sales Channel
Large Enterprise	$737	764	(4)%	765	(4)%
Mid-Market Enterprise	513	531	(3)%	577	(11)%
Public Sector	483	556	(13)%	421	15%
North America Enterprise Channels	1,733	1,851	(6)%	1,763	(2)%
Wholesale	705	717	(2)%	731	(4)%
North America Business Revenue	2,438	2,568	(5)%	2,494	(2)%
International and Other	86	92	(7)%	97	(11)%
Business Segment Revenue	2,524	2,660	(5)%	2,591	(3)%
Mass Markets Segment Revenue	658	669	(2)%	699	(6)%
Total Revenue	$3,182	3,329	(4)%	3,290	(3)%
Business Segment Revenue by Product Category
Grow	$1,136	1,177	(3)%	1,059	7%
Nurture	666	704	(5)%	776	(14)%
Harvest	534	575	(7)%	582	(8)%
Subtotal	2,336	2,456	(5)%	2,417	(3)%
Other	188	204	(8)%	174	8%
Business Segment Revenue	$2,524	2,660	(5)%	2,591	(3)%
Net (Loss) Income	$(201)	85	nm	57	nm
Net (Loss) Income Margin	(6.3)%	2.6%	nm	1.7%	nm
Net (Loss) Income, Excluding Special Items	$(129)	93	nm	(41)	nm
Net (Loss) Income Margin, Excluding Special Items	(4.1)%	2.8%	nm	(1.2)%	nm
Adjusted EBITDA, Excluding Special Items(2)	$929	1,052	(12)%	977	(5)%
Adjusted EBITDA Margin, Excluding Special Items	29.2%	31.6%	(8)%	29.7%	(2)%
Capital Expenditures	$791	915	(14)%	713	11%
(1) See the notes to our immediately preceding chart for information about our use of non-GAAP metrics, Special Items, and reconciliations to GAAP.
nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

Revenue
Total Revenue was $3.182 billion for the first quarter 2025, compared to $3.290 billion for the first quarter 2024.

Cash Flow
Free Cash Flow, excluding Special Items, was $354 million in the first quarter 2025, compared to $518 million in the first quarter 2024.

Liquidity

As previously reported, on March 27, 2025 our affiliate Level 3 Financing, Inc. refinanced its $2.4 billion of term loan debt at lower rates and with an extended maturity.

As of March 31, 2025, Lumen had cash and cash equivalents of $1.9 billion.

2025 Financial Outlook
The Company reiterated its full-year 2025 financial outlook, which is detailed below:

Metric (1)(2)	Outlook
Adjusted EBITDA	$3.2 to $3.4 billion
Free Cash Flow	$700 to $900 million
Net Cash Interest	$1.2 to $1.3 billion
Capital Expenditures	$4.1 to $4.3 billion
Cash Income Taxes	$100 to $200 million
(1) For definitions of non-GAAP metrics and reconciliations to GAAP figures, see the attached schedules and our Investor Relations website.
(2) Outlook measures in this chart and the accompanying schedules (i) exclude the effects of Special Items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (ii) speak only as of May 1, 2025. See “Forward-Looking Statements.”

Investor Call
Lumen’s management team will host a conference call at 5:00 p.m. ET today, May 1, 2025. The conference call will be streamed live over the Lumen website at ir.lumen.com. Additional information regarding first quarter 2025 results, including the presentation materials, will be available on the Investor Relations website prior to the call. A webcast replay of the call will also be available on our website for one year.

Media Relations Contact:	Investor Relations Contact:
Rachael Adair	Jim Breen, CFA
rachael.adair@lumen.com	jim.breen@lumen.com
+1 971-361-3276	+1 603-404-7003

About Lumen Technologies:
Lumen is unleashing the world's digital potential. We ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly. As the trusted network for AI, Lumen uses the scale of our network to help companies realize AI's full potential. From metro connectivity to long-haul data transport to our edge cloud, security, managed service, and digital platform capabilities, we meet our customers’ needs today and as they build for tomorrow.

For news and insights visit news.lumen.com, LinkedIn: /lumentechnologies, X: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of Lumen Technologies, Inc.

Forward-Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of intense competition from a wide variety of competitive providers, including decreased demand for our more mature service offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; our ability to successfully and timely attain our key operating imperatives, including simplifying and consolidating our network, simplifying, and automating our service support systems, attaining our Quantum Fiber buildout schedule, replacing aging or obsolete plant and equipment, strengthening our relationships with customers, and attaining projected cost savings; our ability to successfully and timely monetize our network related assets through leases, commercial service arrangements or similar transactions (including as part of our Private Connectivity FabricSM solutions), including the possibility that the benefits of or demand for these transactions may be less than anticipated, that the costs thereof may be more than anticipated, or that we may be unable to satisfy any conditions of any such transactions in a timely manner, or at all; our ability to safeguard our network, and to avoid the adverse impact of cyber-attacks, security breaches, service outages, system failures, or similar events impacting our network or the availability and quality of our services; the effects of ongoing changes in the regulation of the communications industry, including the outcome of legislative, regulatory, or judicial proceedings relating to content liability standards, intercarrier compensation, universal service, service standards, broadband deployment, data protection, privacy, and net neutrality; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt obligations, taxes, and pension contributions and other benefits payments; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to successfully adjust to changes in customer demand for our products and services, including increased demand for high-speed data transmission services and artificial intelligence-enhanced services; our ability to enhance our growth products and manage the decline of our legacy products, including by maintaining the quality and profitability of our existing offerings, introducing profitable new offerings on a timely and cost-effective basis, and transitioning customers from our legacy products to our newer offerings; our ability to successfully and timely implement our corporate strategies, including our transformation, buildout and deleveraging strategies; our ability to successfully and timely realize the anticipated benefits from our 2022 and 2023 divestitures, and our 2024 debt modification and extinguishment transactions described in our prior reports filed with U.S. Securities and Exchange Commission (the "SEC"); changes in our operating plans, corporate strategies, or capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market or regulatory conditions, or otherwise; the impact of any future material acquisitions or divestitures that we may transact; the negative impact of increases in the costs of our pension, healthcare, post-employment, or other benefits, including those caused by changes in capital markets, interest rates, mortality rates, demographics, or regulations; the impact of events that harm our reputation or brands, including potential negative impact of customer or shareholder complaints, government investigations, security breaches, or service outages impacting us or our industry; adverse changes in our access to credit markets on acceptable terms, whether caused by changes in our financial position, lower credit ratings, unstable markets, debt covenant restrictions, or otherwise; our ability to meet the terms and conditions of our debt obligations and covenants, including our ability to make transfers of cash in compliance therewith; our ability to maintain favorable relations with our security holders, key business partners, suppliers, vendors, landlords, or lenders; our ability to timely obtain necessary hardware, software, equipment, services, governmental permits, and other items on favorable terms; the potential adverse effects arising out of allegations regarding the release of hazardous materials into the environment from network assets owned or operated by us or our predecessors, including any resulting governmental actions, removal costs, litigation, compliance costs, or penalties; our ability to collect our receivables from, or continue to do business with, financially-troubled customers; our ability to continue to use intellectual property used to conduct our operations; any adverse developments in legal or regulatory proceedings involving us; changes in tax, trade, tariff, pension, healthcare, or other laws or regulations, in governmental support programs, or in general government funding levels, including those arising from governmental programs promoting broadband development; our ability to use our net operating loss carryforwards in the amounts projected; the effects of changes in accounting policies, practices, or assumptions, including changes that could potentially require additional future impairment charges; the effects of adverse weather, terrorism, epidemics, pandemics, war, rioting, vandalism, societal unrest, political discord, or other natural or man-made disasters or disturbances; the potential adverse effects if our internal controls over financial reporting have weaknesses or deficiencies, or otherwise fail to operate as intended; the effects of changes in interest rates or inflation; the effects of more general factors such as changes in exchange rates, in operating costs, in public policy, in the views of financial analysts, or in general market, labor, economic, public health, or geopolitical conditions; and other risks referenced our filings with the SEC. Additional factors or risks that we currently deem immaterial, that are not presently known to us, or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, our assessment of regulatory, technological, industry, competitive, economic and market conditions as of such date. We may change our intentions, strategies or plans (including our capital allocation plans) at any time and without notice, based upon any changes in such factors or otherwise.

Reconciliation to GAAP
This release includes certain historical and forward-looking non-GAAP financial measures, including but not limited to Adjusted EBITDA , Adjusted EBITDA Margin, Free Cash Flow, Unlevered Cash Flow and adjustments to GAAP and non-GAAP measures to exclude the effect of Special Items.
In addition to providing key metrics for management to evaluate the Company’s performance, we believe these above-described measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.
Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. Lumen may present or calculate its non-GAAP measures differently from other companies.

Lumen Technologies, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)

	Three months ended March 31,		(Decrease) / Increase
	2025	2024
OPERATING REVENUE	$3,182	3,290	(3)%
OPERATING EXPENSES
Cost of services and products (exclusive of depreciation and amortization)	1,687	1,652	2%
Selling, general and administrative	675	823	(18)%
Net loss on sale of business	—	22	nm
Depreciation and amortization	713	748	(5)%
Total operating expenses	3,075	3,245	(5)%
OPERATING INCOME	107	45	138%
OTHER (EXPENSE) INCOME
Interest expense	(347)	(291)	19%
Net (loss) gain on early retirement of debt	(35)	275	nm
Other income, net	30	73	(59)%
Total other (expense) income, net	(352)	57	nm
Income tax benefit (expense)	44	(45)	nm
NET (LOSS) INCOME	$(201)	57	nm

BASIC (LOSS) EARNINGS PER SHARE	$(0.20)	0.06	nm
DILUTED (LOSS) EARNINGS PER SHARE	$(0.20)	0.06	nm

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	991,269	984,855	1%
Diluted	991,269	986,262	1%

Exclude: Special Items(1)	$72	(98)	nm
NET LOSS EXCLUDING SPECIAL ITEMS	$(129)	(41)	nm
DILUTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	$(0.13)	(0.04)	nm

(1) Excludes the Special Items described in the accompanying Non-GAAP Special Items table, net of the income tax effect thereof.
nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

Lumen Technologies, Inc.
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2025 AND DECEMBER 31, 2024
(UNAUDITED)
($ in millions)
	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,900	1,889
Accounts receivable, less allowance of $54 and $59	1,180	1,231
Other	1,197	1,274
Total current assets	4,277	4,394
Property, plant and equipment, net of accumulated depreciation of $23,541 and $23,121	20,568	20,421
GOODWILL AND OTHER ASSETS
Goodwill	1,964	1,964
Other intangible assets, net	4,660	4,806
Other, net	2,069	1,911
Total goodwill and other assets	8,693	8,681
TOTAL ASSETS	$33,538	33,496
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$330	412
Accounts payable	773	749
Accrued expenses and other liabilities
Salaries and benefits	563	716
Income and other taxes	305	272
Current operating lease liabilities	263	253
Interest	237	197
Other	198	179
Current portion of deferred revenue	876	861
Total current liabilities	3,545	3,639
LONG-TERM DEBT	17,334	17,494
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	2,731	2,890
Benefit plan obligations, net	2,177	2,205
Deferred revenue	4,226	3,733
Other	3,236	3,071
Total deferred credits and other liabilities	12,370	11,899
STOCKHOLDERS' EQUITY
Common stock	19,152	19,149
Accumulated other comprehensive loss	(700)	(723)
Accumulated deficit	(18,163)	(17,962)
Total stockholders' equity	289	464
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$33,538	33,496

Lumen Technologies, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(UNAUDITED)
($ in millions)
	Three months ended March 31,
	2025	2024
OPERATING ACTIVITIES
Net (loss) income	$(201)	57
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	713	748
Net loss on sale of business	—	22
Deferred income taxes	(168)	8
Provision for uncollectible accounts	13	23
Net loss (gain) on early retirement and modification of debt	35	(275)
Debt modification costs and related fees	—	(79)
Unrealized gain on investments	—	(20)
Stock-based compensation	10	14
Changes in current assets and liabilities, net	134	479
Retirement benefits	(2)	(13)
Changes in deferred revenue	493	52
Changes in other noncurrent assets and liabilities, net	30	146
Other, net	38	(60)
Net cash provided by operating activities	1,095	1,102
INVESTING ACTIVITIES
Capital expenditures	(791)	(713)
Proceeds from sale of property, plant and equipment, and other assets	14	12
Other, net	8	3
Net cash used in investing activities	(769)	(698)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	2,279	1,325
Payments of long-term debt	(2,502)	(1,902)
Net payments of revolving line of credit	—	(200)
Dividends paid	(1)	(3)
Debt issuance and extinguishment costs and related fees	(80)	(278)
Other, net	(10)	(2)
Net cash used in financing activities	(314)	(1,060)
Net increase (decrease) in cash, cash equivalents and restricted cash	12	(656)
Cash, cash equivalents and restricted cash at beginning of period	1,900	2,248
Cash, cash equivalents and restricted cash at end of period	$1,912	1,592

Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,900	1,580
Restricted cash	12	12
Total	$1,912	1,592

Lumen Technologies, Inc.
OPERATING METRICS
(UNAUDITED)

Operating Metrics	1Q25	4Q24	1Q24
Mass Markets broadband subscribers
(in thousands)
Fiber broadband subscribers	1,116	1,077	952
Other broadband subscribers(1)	1,392	1,469	1,758
Mass Markets total broadband subscribers(2)	2,508	2,546	2,710

Mass Markets broadband enabled units(3)
(in millions)
Fiber broadband enabled units	4.3	4.2	3.8
Other broadband enabled units	17.7	17.8	18.0
Mass Markets total broadband enabled units	22.0	22.0	21.8

(1) Other broadband subscribers are customers that primarily subscribe to lower speed copper-based broadband services marketed under the CenturyLink brand.
(2) Mass Markets broadband subscribers are customers that purchase broadband connection service through their existing telephone lines, stand-alone telephone lines, or fiber-optic cables. Our methodology for counting our Mass Markets broadband subscribers includes only those lines that we use to provide services to external customers and excludes lines used solely by us and our affiliates. It also excludes unbundled loops and includes stand-alone Mass Markets broadband subscribers. We count lines when we install the service. Other companies may use different methodologies.

(3) Represents the total number of units capable of receiving our broadband services at period end. Other companies may use different methodologies to count their broadband enabled units.

Description of Non-GAAP Metrics

Pursuant to Regulation G, the Company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the Company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

We use the term Special Items as a non-GAAP measure to describe items that impacted a period’s statement of operations for which investors may want to give special consideration due to their magnitude, nature or both. We do not call these items non-recurring because, while some are infrequent, others may recur in future periods.

The main components of our Special Items include Modernization and Simplification costs, Transaction and Separation costs, and Other. Modernization and Simplification costs are associated with a multi-year transformation initiative to streamline our network infrastructure, product portfolio, and IT systems, and to modernize our workforce to deliver $1 billion in annualized cost savings on a run-rate basis exiting 2027. Transaction and Separation costs are primarily associated with providing certain transition services in connection with our divestitures and costs related to certain debt transactions which were unusual and infrequent. Other primarily includes the recognition of gains and losses on our sale of select CDN contracts and the recognition of losses on disposal of certain operating assets.

Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Operations before income tax (expense) benefit, total other income (expense), depreciation and amortization, stock-based compensation expense and impairments.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of our internal reporting and are key measures used by management to evaluate profitability and operating performance of Lumen and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding Special Items) to compare our performance to that of our competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period our ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash stock compensation expense and impairments because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes, and in our view constitutes an accrual-based measure that has the effect of excluding period-to-period changes in working capital and shows profitability without regard to the effects of capital or tax structure. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA further excludes the gain (or loss) on extinguishment and modification of debt and other income (expense), net, because these items are not related to the primary business operations of Lumen.

There are material limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from our calculations. Additionally, by excluding the above-listed items, Adjusted EBITDA may exclude items that investors believe are important components of our performance. Adjusted EBITDA and Adjusted EBITDA Margin (either with or without Special Items) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income, all as disclosed in the Statements of Cash Flows. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, because it reflects the operational performance of Lumen and, measured over time, enables management and investors to monitor the underlying business’ growth pattern and ability to generate cash. Unlevered Cash Flow (either with or without Special Items) excludes cash used or received for acquisitions, divestitures and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure our cash performance as it excludes certain material items that investors may believe are important components of our cash flows. Comparisons of our Unlevered Cash Flow to that of some of our competitors may be of limited usefulness. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable, accounts payable, payroll and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash, cash equivalents and restricted cash in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of our ability to generate cash to service our debt. Free Cash Flow excludes cash used or received for acquisitions, divestitures, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure our performance as it excludes certain material items that investors may believe are important components of our cash flows. Comparisons of our Free Cash Flow to that of some of our competitors may be of limited usefulness since until recently we did not pay a significant amount of income taxes due to net operating loss carryforwards, and therefore generated higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable, accounts payable, payroll and capital expenditures. Free Cash Flow (either with or without Special Items) should not be used as a substitute for net change in cash, cash equivalents and restricted cash on the Consolidated Statements of Cash Flows.

Lumen Technologies, Inc.
Non-GAAP Special Items
(UNAUDITED)
($ in millions)
	Actual QTD
Special Items Impacting Adjusted EBITDA	1Q25	1Q24
Severance	$3	4
Consumer and other litigation	—	(2)
Net loss on sale of business	—	22
Transaction and separation costs(1)	16	168
Modernization and simplification(2)	50	—
Other(3)	30	(22)
Total Special Items impacting Adjusted EBITDA	$99	170
	Actual QTD
Special Items Impacting Net (Loss) Income	1Q25	1Q24
Severance	$3	4
Consumer and other litigation	—	(2)
Net loss on sale of business	—	22
Transaction and separation costs(1)	16	168
Modernization and simplification(2)	50	—
Other(3)	30	(22)
Net loss (gain) on early retirement of debt(4)	35	(275)
Income from transition and separation services(5)	(37)	(35)
Total Special Items impacting Net (Loss) Income	97	(140)
Income tax effect of Special Items(6)	(25)	42
Total Special Items impacting Net Income (Loss), net of tax	$72	(98)
	Actual QTD
Special Items Impacting Cash Flows	1Q25	1Q24
Severance	$10	18
Consumer and other litigation	2	(2)
Transaction and separation costs(1)	16	138
Modernization and simplification(2)	76	—
Income from transition and separation services(5)	(54)	(25)
Total Special Items impacting Cash Flows	$50	129
(1) Transaction and separation costs associated with (i) our 2022 and 2023 divestitures, (ii) our March 22, 2024 debt transaction support agreement and our September 24, 2024 exchange offer and (iii) our evaluation of other potential transactions.

(2) Includes costs incurred related to network infrastructure, product portfolio, IT systems, and workforce modernization designed to deliver $1 billion annualized in cost savings on a run-rate basis exiting 2027.

(3) Includes primarily (i) the recognition of Q1 2024 previously deferred gain on sale of select CDN contracts in October 2023, based on the transfer of remaining customer contracts as of March 31, 2024 and (ii) the recognition of a loss on disposal of certain operating assets in Q1 2025.

(4) Reflects primarily net loss (gain) as a result of (i) refinancing of certain credit facilities in Q1 2025 and (ii) the debt transaction support agreement and resulting debt extinguishment in Q1 2024.

(5) Income from transition and separation services includes charges we billed for transition services and IT professional services provided to the purchasers in connection with our 2022 and 2023 divestitures.

(6) Tax effect calculated using the annualized effective statutory tax rate, excluding any non-recurring discrete items, which was 26.0% for Q1 2025 and 30.0% for Q1 2024.

Lumen Technologies, Inc.
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)
	Actual QTD
	1Q25	1Q24
Net cash provided by operating activities(1)	$1,095	1,102
Capital expenditures	(791)	(713)
Free Cash Flow(1)	304	389
Cash interest paid	280	339
Interest income	(21)	(58)
Unlevered Cash Flow(1)	$563	670

Free Cash Flow(1)	$304	389
Add back: Severance(2)	10	18
Add back (remove): Consumer and other litigation(2)	2	(2)
Add back: Transaction and separation costs(2)	16	138
Add back: Modernization and Simplification(2)	76	—
Remove: Income from transition and separation services(2)	(54)	(25)
Free Cash Flow excluding cash Special Items(1)	$354	518

Unlevered Cash Flow(1)	$563	670
Add back: Severance(2)	10	18
Add back (remove): Consumer and other litigation(2)	2	(2)
Add back: Transaction and separation costs(2)	16	138
Add back: Modernization and Simplification	76	—
Remove: Income from transition and separation services(2)	(54)	(25)
Unlevered Cash Flow excluding cash Special Items(1)	$613	799

(1) Includes the impact of $700 million in cash tax refund received in Q1 2024.
(2) Refer to Non-GAAP Special Items table for details of the Special Items impacting cash included above.

Lumen Technologies, Inc.
Adjusted EBITDA Non-GAAP Reconciliation
(UNAUDITED)
($ in millions)
	Actual QTD
	1Q25	1Q24
Net (loss) income	$(201)	57
Income tax (benefit) expense	(44)	45
Total other expense (income), net	352	(57)
Depreciation and amortization expense	713	748
Stock-based compensation expense	10	14
Adjusted EBITDA	$830	807

Add back: Severance(1)	3	4
Remove: Consumer and other litigation(1)	—	(2)
Add back: Net loss on sale of business(1)	—	22
Add back: Transaction and separation costs(1)	16	168
Add back: Modernization and simplification(1)	50	—
Add back: Other(1)	30	(22)
Adjusted EBITDA excluding Special Items	$929	977

Net loss excluding Special Items(1)	$(129)	(41)

Total revenue	$3,182	3,290

Net (loss) income Margin	(6.3)%	1.7%
Net loss Margin, excluding Special Items	(4.1)%	(1.2)%
Adjusted EBITDA Margin	26.1%	24.5%
Adjusted EBITDA Margin excluding Special Items	29.2%	29.7%

(1) Refer to Non-GAAP Special Items table for details of the Special Items included above.

Outlook

To enhance the information in our outlook with respect to non-GAAP metrics, we are providing a range for certain GAAP measures that are components of the reconciliation of the non-GAAP metrics. The provision of these ranges is in no way meant to indicate that Lumen is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, Lumen has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While Lumen believes that it has used reasonable assumptions in connection with developing the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Lumen Technologies, Inc.
2025 OUTLOOK (1) (2)
(UNAUDITED)
($ in millions)

Adjusted EBITDA Outlook
Twelve Months Ended December 31, 2025
	Range
	Low	High
Net loss	$(1,655)	(850)
Income tax expense	215	30
Total other expense, net	1,500	1,300
Depreciation and amortization expense	3,100	2,900
Stock-based compensation expense	40	20
Adjusted EBITDA	$3,200	3,400

Free Cash Flow Outlook
Twelve Months Ended December 31, 2025
	Range
	Low	High
Net cash provided by operating activities	$4,800	5,200
Capital expenditures	(4,100)	(4,300)
Free Cash Flow	$700	900

(1) For definitions of non-GAAP metrics and reconciliation to GAAP figures, see the above schedules and our Investor Relations website.
(2) Outlook measures in this chart (i) exclude the effects of Special Items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (ii) speak only as of May 1, 2025. See “Forward-Looking Statements.”